UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2021 (August 3, 2021)

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

2 Jabotinsky St., Atrium Tower, Ramat Gan, Tel Aviv District, Israel	5250501
(Address of Principal Executive Offices)	(Area Code)

+ (972) 73 7600341

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2021, Citrine Global, Corp. (the “Company”), through its 60% owned subsidiary Cannovation Center Israel Ltd. (hereinafter: “Cannovation”), entered into an agreement with iBOT Israel-Botanicals Ltd., a company formed under the laws of the State of Israel ( “iBOT”), pursuant to which iBOT agreed to manufacture a line of nutritional supplements for Cannovation, including packaging and storage (the “Manufacturing Agreement”).

iBOT is a botanical nutritional supplements’ company developing and manufacturing botanical formulas and nutritional supplements for custom & contract manufacturing for leading botanical companies. iBOT’s manufacturing facility is approved by the Israeli Ministry of Health and is GMP-certified, ISO9001-certified and HACCP certified by IQC.

The principal shareholders and control persons of iBOT are the Company’s Chief Executive Officer and a Company director.

Cannovation developed the “Green Botanicals” nutritional supplements product line, which includes dozens of unique botanical formulas, and is planning to run clinical trials on several products. Cannovation targets to market the Green Botanicals product line in pharmacies and distribution channels in the medical cannabis field in Israel, initially, and subsequently in Europe, after the requisite approvals are obtained.

Under the Manufacturing Agreement, the parties will agree on the compensation terms for each manufacturing order that Cannovation submits to iBOT It is intended that the price payable to iBOT will be based on the cost of manufacture plus a specified premium to be fixed at the time of each order.

Item 2.01 Completion of Acquisition or Disposition of Assets

Between August 3 – 9, 2021, the Company sold to an unrelated third party in an off market transaction 619,589 ordinary shares of Intelicanna Ltd., an Israeli medical cannabis company listed on the Tel Aviv Stock Exchange (“Intelicanna”), for aggregate gross proceeds to the Company of $ of 1,260,611 NIS (approximately $391,500 based on the current exchange rate). Following the sale, the Company no longer holds any Intelicanna shares. As previously reported, the Company obtained the Intelicanna shares in a share exchange agreement entered into with Intelicanna in September 2020.

The Company’s decision to sell the Intelicanna shares was taken, in part, to avoid being subject to the terms of the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrine Global, Corp

By:	/s/ Ora Elharar Soffer
Name:	Ora Elharar Soffer
Title:	Chairperson of the Board and CEO

Date: August 9, 2021